UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2008

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 West Russell Road, Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2008, the Board of Directors (the “Board”) of the Company adopted a resolution creating the office of Chief Executive Officer, as further described under Item 5.03 below and appointed Ferenc Szony as President in addition to Chief Operating Officer.  Edward Herbst, who had previously served as Chairman of the Board, Chief Executive Officer and President, continues to serve as the Company’s Chairman of the Board and Chief Executive Officer.

In connection with the Board actions, the Company entered into new employment agreements with Mr. Herbst and Mr. Szony to reflect their new titles, compensation and benefits.

Additionally, the Company entered into a new employment agreement with Mary Elizabeth Higgins, its Chief Financial Officer. The new agreement became effective as of March 7, 2008 and reflects an adjustment in her compensation and an extension of her term as Chief Financial Officer.

Prior to joining the Company in connection with its acquisition of the Sands Regent in January of 2007, Ferenc Szony had been the President and Chief Executive Officer of the Sands Regent since 1997. Prior to joining the Sands Regent, Mr. Szony served in several executive positions within the Hilton Hotel Corporation, last serving as President at the Reno Hilton Resort from 1994 to 1997.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 5, 2008, the Board approved amendments to the Bylaws of the Company, which amend Article IV to implement the resolutions adopted by the Board creating the Office of Chief Executive Officer. The amendments to Bylaws are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.  Other Events

On March 5, 2008, the Board established an Office of the Chief Executive Officer, formed to address and make decisions with respect to significant operational, financial, strategic, legal and or restructuring issues consistent with the business strategies, plans and budgets of the Company and other Board approved matters including, but not limited to, those delegated to the Office of the Chief Executive Officer by the Board.  .

The members of the Office of the Chief Executive Officer  consist of the Company’s Chief Executive Officer, its President & Chief Operating Officer, Chief Financial Officer, General Counsel and the Company’s two Executive Vice Presidents.  The Board has the sole authority to remove any member from the Office of the Chief Executive Officer  or terminate any officer who serves as a direct report to the Chief Executive Officer and a member of the Office of the Chief Executive Officer .

Action by the Office of the Chief Executive Officer will require approval of at least four members, with any matter to which such a majority does not reach consensus being referred to the Board for resolution.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
3.1	Amendment to Bylaws, effective March 5, 2008.

10.1	Employment Agreement between the Company and Edward J. Herbst, dated March 7, 2008.
10.2	Employment Agreement between the Company and Ferenc B. Szony, dated March 7, 2008.
10.3	Employment Agreement between the Company and Mary E. Higgins, dated March 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 11, 2008

HERBST GAMING, INC.

By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer